Audiovox Corporation Reports 2005 Fiscal Third Quarter and Nine-Month Results

HAUPPAUGE, NY, October 11, 2005 - Audiovox Corporation (Nasdaq: VOXX) today announced results for its fiscal third quarter and nine-months ended August 31, 2005.

Audiovox Corporation (the "Company") reported fiscal 2005 third quarter net sales of $122.9 million, a decrease of 7.3% compared to net sales of $132.6 million reported in the fiscal third quarter of 2004. Net loss from continuing operations for the 2005 fiscal third quarter was $3.6 million or a loss of $0.16 per diluted share compared to net income of $37,000 or earnings per diluted share of $0.00 in the comparable prior year period. Including discontinued operations, the Company reported a net loss of $3.7 million or a loss per diluted share of $0.17 compared to net income of $5.3 million or $0.24 per diluted share in the fiscal third quarter of 2004.

Mobile Electronics, which represented 64.0% of net sales, came in at $78.6 million, down 21.3% compared to net sales of $99.8 million reported in the comparable prior year period. This decline was primarily related to the reduction of selling prices in satellite radio Plug-N-Play units and certain discontinued mobile video products. As previously announced, the Company took an inventory write down of $3.8 million to reflect current market conditions in the satellite radio category, which has seen prices on Plug-N-Play units fall by roughly 50%. Offsetting these declines were stronger sales of the Company's Jensen branded auto sound products, Terk products and the introduction of new mobile video systems. Consumer Electronics, which represented 36.0% of net sales, had sales of $44.4 million, an increase of 35.2% compared to net sales of $32.8 million reported in the fiscal third quarter of 2004. This increase was due primarily to higher sales of LCD flat-panel TV's and portable DVD products.

Gross margins for the third fiscal quarter of 2005 declined primarily to the satellite radio inventory write down, increased consumer electronics sales at traditionally lower margins and the lower margins associated with the remaining sales of discontinued mobile video products. This decline was partially offset by higher margins from the Terk and Jensen product lines.

Operating expenses for the fiscal 2005 third quarter were $21.3 million, a decrease of 3.6% as compared to operating expenses of $22.1 million reported in the fiscal third quarter last year. The reductions in operating expenses were primarily in selling, general and administrative expenses and were partially offset by higher expenses associated with increased technical and engineering support. Other income came in at $2.5 million as compared to $580,000 reported in the comparable prior year period. This increase was primarily related to higher interest income generated during the quarter.

Patrick Lavelle, President and CEO of Audiovox stated, "The unexpected declines in satellite radio, coupled with the ongoing shift in the mobile video category, negatively impacted both our top- and bottom-line results this quarter. Overall mobile video sales continue to be effected by the shift from the video-in-a-bag systems to lower priced portable DVD players. SUV sales, which have been trending lower over the last several quarters, will move lower still in the fourth quarter and beyond as consumers respond to the sharp increases in fuel costs. Despite those negatives, we believe that mobile video will remain a viable sales category for us in the future although at a reduced level. In fact, our margins on installed mobile video products should reach more normal levels in the fourth quarter."

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Audiovox Reports Fiscal 2005 Third Quarter Results
Page 2 of 6

Lavelle continued, "As for satellite radio, we are looking to restructure our business model in this category in order to mitigate our exposure to drastic price fluctuations. Other lines, including our LCD TV's, portable DVDs, Jensen branded mobile multi-media products and new mobile video systems recently introduced continue to perform well."

Nine-Month Results
For the nine-month period ended August 31, 2005, the Company reported net sales of $383.4 million, a 7.6% decrease compared to net sales of $414.8 million reported for the nine-month period ended August 31, 2004. Mobile Electronics sales, which represented 64.2% of net sales, came in at $246.2 million, a decrease of 20.7% compared to net sales of $310.4 million reported for the comparable nine-month period last year. Consumer Electronics sales were $137.2 million, an increase of 31.4% compared to net sales of $104.5 million reported in the nine-month period ended August 31, 2004.

Gross margins decreased to 13.3% for the nine-months ended August 31, 2005 as compared to 15.8% for the nine-months ended August 31, 2004. Gross margins were adversely impacted by the inventory write down in the satellite radio category, increased sales in consumer electronics at traditionally lower margins as well as the sales of discontinued mobile video products. Sales of the Company's LCD TV's, portable DVDs and Jensen auto sound products partially offset the decline in margins as did sales associated with the Terk product line and recently introduced mobile video systems.

Operating expenses for the nine-month period ended August 31, 2005 were $65.4 million, an increase of 5.3% as compared to operating expenses of $62.1 million reported for the nine-months ended August 31, 2004. This increase was primarily due to an increase in professional fees as well as increased costs associated with the acquisition of Terk. The Company reported net income from continuing operations of $1.6 million for the fiscal 2005 nine-month period, as compared to $2.3 million for the comparable 2004 period. Including discontinued operations, net income for the nine-months ended August 31, 2005 was $705,000 as compared to net income of $10.9 million reported for the nine-month period ended August 31, 2004. Earnings per share for the fiscal 2005 nine-month period was $0.03 per diluted share as compared to $0.49 per diluted share, respectively, for the nine-month period reported last year.

Lavelle continued, "Despite these recent setbacks, we believe the Company is well positioned for the future. Our balance sheet remains strong and we exit the quarter with over $148 million in cash and short-term investments to fund operations and to act quickly on business opportunities. We are actively seeking strategic acquisitions, investing in the Company's infrastructure to maximize efficiencies and developing new products which, we believe will enhance our position in both the mobile and consumer electronics categories. As always we remain committed to increasing shareholder value over the long-term."

Fiscal Third Quarter Conference Call
The Company will be hosting its quarterly conference call to discuss fiscal 2005 third quarter results tomorrow morning on Wednesday, October 12, 2005 at 10:00 a.m. EDT. Interested parties can participate by logging onto the Audiovox website at http://www.audiovox.com under "Investor Relations". For those who will be unable to participate on the call, a replay has been arranged and will be available approximately one hour after the call has been completed and will last for one week thereafter.

Replay Number: (888) 286-8010 / International Replay Number: (617) 801-6888 Access Code: 88174336

                                  EXHIBIT 99.1
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Audiovox Reports Fiscal 2005 Third Quarter Results
Page 3 of 6

About Audiovox
Audiovox Corporation is a leading international supplier and value added service provider in the consumer electronics industry. The Company conducts its business through subsidiaries and markets mobile and consumer electronics products both domestically and internationally under several of its own brands. It also functions as an OEM (Original Equipment Manufacturer) supplier to a wide variety of customers, through several distinct distribution channels. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

Safe-Harbor Language
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses as well as the wireless business; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended November 30, 2004 and Form 10-Q for the fiscal third quarter ended August 31, 2005.

Company Contacts
Glenn Wiener
GW Communications for Audiovox
Tel: 212-786-6011 or Email: gwiener@GWCco.com

                              - Tables to Follow -

                                  EXHIBIT 99.1


                      AUDIOVOX CORPORATION AND SUBSIDIARIES
                           Consolidated Balance Sheets
                 (In thousands, except share and per share data)

                                                                           November 30,                        August 31,
                                                                               2004                               2005
                                                                                                              (unaudited)
Assets

Current assets:

   Cash and cash equivalents                                                    $   43,409                       $   18,099
   Restricted cash                                                                   8,264                            1,463
   Short-term investments                                                          124,237                          140,001
   Accounts receivable, net                                                        118,388                           95,787
   Inventory                                                                       139,307                          147,915
   Receivables from vendors                                                          7,028                            7,286
   Prepaid expenses and other current assets                                        14,057                            8,332
   Deferred income taxes                                                             6,873                            7,508
   Current assets of discontinued operations                                        20,582                            3,793
                                                                               -----------                     ------------

       Total current assets                                                        482,145                          430,184

Investment securities                                                                5,988                            6,214
Equity investments                                                                  12,878                           12,076
Property, plant and equipment, net                                                  19,707                           20,464
Excess cost over fair value of assets acquired                                       7,019                           19,028
Intangible assets                                                                    8,043                            8,182
Deferred income taxes                                                                6,220                            3,893
Other assets                                                                           413                              344
Non-current assets of discontinued operations                                          925                              777
                                                                             -------------                    -------------

                  Total assets                                                   $ 543,338                        $ 501,162
                                                                                 ==========                       =========





                                  EXHIBIT 99.1
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

                      AUDIOVOX CORPORATION AND SUBSIDIARIES
                     Consolidated Balance Sheets (continued)
                 (In thousands, except share and per share data)

                                                                                November 30,                      August 31,
                                                                                    2004                             2005
                                                                                                                 (unaudited)

Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                                                           $   26,004                       $   27,797
     Accrued expenses and other current liabilities                                 32,814                           22,587
     Accrued sales incentives                                                        7,584                            7,919
     Income taxes payable                                                           42,790                            2,998
     Bank obligations                                                                5,485                            3,941
     Current portion of long-term debt                                               2,497                            1,407
     Current liabilities of discontinued operations                                  2,953                            3,146
                                                                              -------------                    ------------

           Total current liabilities                                               120,127                           69,795

Long-term debt                                                                       7,709                            6,910
Capital lease obligation                                                             6,001                            6,018
Deferred compensation                                                                4,888                            5,887
                                                                               ------------                   -------------

Total liabilities                                                                  138,725                           88,610
                                                                                 ----------                     ------------

Minority interest                                                                      426                              363
                                                                              ------------                    -------------

Commitments and contingencies

Stockholders' equity:
Preferred stock $50 par value; 50,000 shares authorized and outstanding,
     liquidation preference of $2,500                                                2,500                            2,500
Series preferred stock $.01 par value, 1,500,000 shares authorized; no
     shares issued or outstanding                                                      -                                  -
Common stock:
Class A $.01 par value; 60,000,000 shares authorized; 20,859,846 and 21,513,346 shares issued at November 30, 2004 and August 31, 2005,
      respectively                                                                     209                              215
Class B $.01 par value; convertible 10,000,000 shares authorized;
     2,260,954 shares issued and outstanding                                            22                               22
Paid-in capital                                                                    253,959                          262,902
Retained earnings                                                                  157,835                          158,540
Accumulated other comprehensive loss                                                (1,841)                          (3,493)
Treasury stock, at cost, 1,070,957 shares of Class A common stock                   (8,497)                          (8,497)
                                                                               ------------                      -----------

Total stockholders' equity                                                         404,187                          412,189
                                                                                 ----------                       ---------

Total liabilities and stockholders' equity                                       $ 543,338                        $ 501,162
                                                                                 ==========                       =========




                                  EXHIBIT 99.1


                      AUDIOVOX CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Operations

                           For the Three and Nine Months Ended August 31, 2004 and 2005
                 (In thousands, except share and per share data)
                                   (unaudited)

                                                                     Three Months Ended                 Nine Months Ended
                                                                          August 31,                       August 31,
                                                                     2004             2005              2004             2005

Net sales                                                       $   132,600       $   122,937      $   414,840       $   383,426
Cost of sales                                                       109,452           110,672          349,168           332,291
                                                               ------------      ------------     ------------      ------------

Gross profit                                                         23,148            12,265           65,672            51,135
                                                              --------------    -------------    --------------    -------------


Operating expenses:

   Selling                                                    $       8,300     $       7,258    $      22,944      $     23,564
   General and administrative                                        12,830            12,497           35,702            37,040
   Engineering and technical support                                    935             1,514            3,404             4,752
                                                            ----------------   --------------   ---------------   --------------
       Total operating expenses                                      22,065            21,269           62,050            65,356
                                                              -------------     -------------    -------------     -------------

Operating income (loss)                                               1,083            (9,004)           3,622           (14,221)
                                                             ---------------    --------------   --------------     -------------

Other income (expense):
   Interest expense and bank charges                                   (833)     $       (552)    $     (2,662)      $    (1,923)
   Equity in income of equity investees                               1,041               849            3,591             1,945
   Other, net                                                           372             2,190            1,568             9,815
                                                            ----------------   --------------   ---------------   --------------
       Total other income, net                                          580             2,487            2,497             9,837
                                                            ----------------   --------------   ---------------   --------------

Income (loss) from continuing operations before income taxes          1,663            (6,517)           6,119            (4,384)
Income taxes (benefit)                                                  832            (2,926)           3,042            (6,003)
Minority interest                                                      (794)                -             (754)               -
                                                             --------------------------------   --------------------------------
Net income (loss) from continuing operations                             37            (3,591)           2,323             1,619

Net income (loss) from discontinued
operations, net of tax                                                5,307              (126)           8,568              (914)
                                                             ---------------    --------------   --------------   ---------------

Net income (loss)                                             $       5,344       $    (3,717)    $     10,891     $         705
                                                              ==============      ============    =============    =============

Net income (loss) per common share (basic):
From continuing operations                                      $         0.00        $    (0.16)  $         0.11    $         0.07
From discontinued operations                                    $         0.24             (0.01)            0.39             (0.04)
                                                                ---------------      ------------ ----------------    --------------
Net income (loss) per common share (basic)                      $         0.24        $    (0.17)  $         0.50    $         0.03
                                                                ===============       ===========  ===============   ==============

Net income (loss) per common share (diluted):
From continuing operations                                      $         0.00        $    (0.16)  $         0.10    $         0.07
From discontinued operations                                    $         0.24             (0.01)            0.39             (0.04)
                                                                ---------------      ------------ ----------------    --------------
Net income (loss) per common share (diluted)                    $         0.24        $   ( 0.17)  $         0.49    $         0.03
                                                                ===============       ===========  ===============   ==============

Weighted - average common shares outstanding (basic)                  21,962,843       22,353,876     21,945,364        22,155,235
                                                                      ==========       ==========     ==========        ==========
Weighted - average common shares outstanding (diluted)                22,400,415       22,353,876     22,363,733        22,388,714
                                                                      ==========       ==========     ==========        ==========


                                  EXHIBIT 99.1